Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated June 1, 2016, pertaining to The New Home Company Inc. 2016 Incentive Award Plan of (i) our report dated February 26, 2016, with respect to the financial statements of TNHC Newport LLC, included in its Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission; (ii) our report dated February 26, 2016, with respect to the financial statements of TNHC Meridian Investors LLC, included in its Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission; (iii) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC, included in its Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission; (iv) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors LLC, included in its Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission; and (vii) our report dated February 13, 2015, with respect to the financial statements of TNHC-HW Foster City LLC, included in its Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
June 1, 2016